FOR IMMEDIATE RELEASE
Contact: Andrew Gordon, President & CEO
Telephone: (718) 832-0800

Coffee Holding Co., Inc. Reports First Quarter Earnings

BROOKLYN, New York - March 14, 2008. Coffee Holding Co., Inc. (AMEX: JVA) today announced its operating results for the quarter ended January 31, 2008. In this release, the Company:

•	Reports net sales of $14,962,541 for the three months ended January 31, 2008;

•	Reports sales growth of 18.4% for the three months ended January 31, 2008 compared to the three months ended January 31, 2007;

•	Reports net income of $182,265 for the three months ended January 31, 2008; and

•	Reports net income of $0.03 per share (basic and diluted) for the three months ended January 31, 2008.

Net sales totaled $14,962,541 for the three months ended January 31, 2008, an increase of $2,327,429, or 18.4%, from $12,635,112 for the three months ended January 31, 2007. The increase in net sales reflects both increased amounts of green coffee and private label coffee sold as well as increased sales prices compared to the first quarter of fiscal 2007.

Net income decreased by $127,419 to $182,265 for the three months ended January 31, 2008 from $309,684 for the three months ended January 31, 2007. The decrease in net income primarily resulted from increased cost of sales during the quarter that outpaced our increased net sales for the quarter. Increased cost of sales was also partially offset by decreased operating expenses and decreased other expense. Net income equaled $0.03 per share (basic and diluted) for the three months ended January 31, 2008 compared to $0.06 per share (basic and diluted) for the three months ended January 31, 2007.

“Our first quarter’s results were in line with our expectations, as we were able to achieve an acceptable level of profitability on increased revenues,” said Andrew Gordon, President and Chief Executive Officer. “However, I believe that recent events in the outside commodity markets may adversely affect our bottom line in the near term. During the month of February, prices in all commodities, including Arabica and Robusta coffee, soared over 20% in a few weeks time. These price appreciations, which are not only inflationary but ‘bubble like’ in their current forms, have negatively impacted our profit margins for a significant portion of our business. While we have been able to obtain [large] price concessions from most of our customers, these price increases will not have a positive impact until late in our second quarter at the earliest. In addition, the volatility in the markets has prevented us from successfully implementing our hedging strategies. Until this volatility abates, I believe our ability to execute our past strategies will be hampered.”

“Whether current conditions prove to be an aberration or a long term event we are not certain, but in light of these events we have begun the process of closely evaluating our overall business with an eye towards taking any steps necessary to maintain acceptable levels of profitability. Our balance sheet remains strong and we will continue to build on our core business base. I believe that our horizontally integrated business model will ultimately ensure our long term success in almost any business, economic or hostile market environment,” noted Mr. Gordon.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold through the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JANUARY 31, 2008 AND OCTOBER 31, 2007

	January 31, 2008	October 31, 2007
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$1,089,041	$890,649
Commodities held at broker	3,082,871	3,468,530
Accounts receivable, net of allowances of $127,464 and $136,781 for 2008 and 2007, respectively	5,543,343	7,130,467
Inventories	4,709,513	4,472,097
Prepaid expenses and other current assets	483,649	502,240
Prepaid and refundable income taxes	108,712	236,406
Deferred income tax assets	270,000	279,000
TOTAL CURRENT ASSETS	15,287,129	16,979,389

Property and equipment, at cost, net of accumulated depreciation of $4,601,266 and $4,542,490 for 2008 and 2007, respectively	2,640,353	2,651,960
Deposits and other assets	742,016	765,368
TOTAL ASSETS	$18,669,498	$20,396,717

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,968,590	$6,791,690
Line of credit borrowings	889,253	897,191
Dividend payable	1,544,568	-
Income taxes payable	7,005	9,161
TOTAL CURRENT LIABILITIES	7,409,416	7,698,042

Deferred income tax liabilities	127,500	145,000
Deferred compensation payable	380,559	351,332
TOTAL LIABILITIES	7,917,475	8,194,374

MINORITY INTEREST	-	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued; 5,497,130 shares outstanding for 2008 and 5,514,930 shares outstanding in 2007	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	3,584,164	4,946,467
Less: Treasury stock, 32,700 and 14,900 common shares, at cost for 2008 and 2007, respectively	(164,694)	(76,677)
TOTAL STOCKHOLDERS’ EQUITY	10,752,023	12,202,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,669,498	$20,396,717

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
THREE MONTHS ENDED JANUARY 31, 2008 AND 2007
(Unaudited)

	2008	2007
NET SALES	$14,962,541	$12,635,112

COST OF SALES	13,082,423	10,466,517

GROSS PROFIT	1,880,118	2,168,595

OPERATING EXPENSES:
Selling and administrative	1,378,924	1,390,690
Writedown of amount due from dissolved joint venture	-	242,000
Officers’ salaries	161,377	117,012
TOTALS	1,540,301	1,749,702

INCOME FROM OPERATIONS	339,817	418,893

OTHER INCOME (EXPENSE):
Interest income	24,271	34,116
Equity in loss from dissolved joint venture	-	(63,939)
Writedown of investment in dissolved joint venture	-	(33,000)
Management fee income	-	12,026
Interest expense	(29,006)	(24,232)
TOTALS	(4,735)	(75,029)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST IN SUBSIDIARY	335,082	343,864

Provision for income taxes	142,051	37,850

INCOME BEFORE MINORITY INTEREST	193,031	306,014

Minority interest in earnings (loss) of subsidiary	(10,766)	3,670

NET INCOME	182,265	309,684

Retained earnings - beginning	4,946,467	4,009,151
Dividend declared	(1,544,568)	-

RETAINED EARNINGS - ENDING	$3,584,164	$4,318,835

Basic and diluted earnings per share	$.03	$.06

Weighted average common shares outstanding:
Basic	5,506,326	5,529,830
Diluted	5,576,326	5,599,830

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2008 AND 2007
(Unaudited)

	2008	2007
OPERATING ACTIVITIES:
Net income	$182,265	$309,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119,572	60,630
Writedown of amount due from dissolved joint venture	-	242,000
Loss from dissolved joint venture	-	63,939
Writedown of investment in dissolved joint venture	-	33,000
Deferred income taxes	(8,500)	(229,200)
Changes in operating assets and liabilities:
Commodities held at broker	385,659	1,375,961
Accounts receivable	1,587,124	1,916,454
Inventories	(237,416)	(561,482)
Prepaid expenses and other assets	18,591	84,362
Prepaid and refundable income taxes	127,694	256,672
Accounts payable and accrued expenses	(1,823,100)	(867,450)
Due from dissolved joint venture	-	(183,232)
Deposits and other assets	41,813	(132,557)
Income taxes payable	(2,156)	-
Net cash provided by operating activities	391,546	2,368,781

INVESTING ACTIVITIES:
Purchases of property and equipment	(107,965)	(92,091)
Net cash (used in) investing activities	(107,965)	(92,091)

FINANCING ACTIVITIES:
Advances under bank line of credit	14,282,082	11,103,226
Principal payments under bank line of credit	(14,290,020)	(12,660,888)
Purchase of treasury stock	(88,017)	-
Net cash (used in) financing activities	(95,955)	(1,557,662)

MINORITY INTEREST	10,766	(3,670)

NET INCREASE IN CASH	198,392	715,358

Cash, beginning of year	890,649	1,112,165

CASH, END OF PERIOD	$1,089,041	$1,827,523

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$19,515	$18,642
Income taxes paid	$24,962	$3,550

NONCASH INVENTORY AND FINANCING ACTIVITIES:
On January 31, 2008, the Company declared dividends in the amount of $1,544,568.